UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 30, 2013, Atlas Resource Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Atlas Resource Partners, L.P. (the “Partnership), issued $250 million aggregate principal amount of 9.25% Senior Notes due 2021 (the “Notes”) under an indenture dated July 30, 2013 (the “Base Indenture”) between Escrow Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and in accordance with the Escrow and Security Agreement dated July 30, 2013 among the Escrow Issuer, the Trustee and Wells Fargo Bank National Association, as escrow agent (the “Escrow Agreement”). The Notes were issued under Rule 144A and Regulation S of the Securities Act of 1933, as amended.

Pursuant to the terms of the Escrow Agreement, and upon the Partnership’s consummation of the acquisition of certain oil and gas assets from EP Energy E&P Company, L.P. on July 31, 2013, Atlas Energy Holdings Operating Company, LLC (“AEOC”) and Atlas Resource Finance Corporation (“Finance Co” and together with the AEOC, the “Issuers”), each a wholly-owned subsidiary of the Partnership, were assigned and assumed the obligations as issuers of the Notes. In accordance therewith, the Partnership, the Issuers and the guarantors named therein entered into a supplemental indenture dated July 31, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Under the terms of the Indenture, the Notes are unconditionally guaranteed by the Partnership and its existing restricted subsidiaries (other than the Issuers and Atlas Energy Securities, LLC and Anthem Securities, Inc.) and any future subsidiary that guarantees the Partnership’s indebtedness or the indebtedness of any other subsidiary (the “Guarantors”). The Indenture contains customary representations, warranties and covenants among the parties as of the date of entering into such agreement; these representations, warranties and covenants are not factual information to investors about the Escrow Issuer, the Issuers or the Partnership. The Base Indenture, Supplemental Indenture and Escrow Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the material terms of such agreements are qualified in its entirety by reference to such exhibits.

The Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers dated as of July 31, 2013. Under the Registration Rights Agreement, the Issuers and the Guarantors will cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their reasonable best efforts to cause the exchange offer to be consummated not later than 365 days after the issuance of the Notes. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods. This summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture dated as of July 30, 2013, by and between Atlas Resource Escrow Corporation and Wells Fargo Bank, National Association.

4.2	Supplemental Indenture dated as of July 31, 2013, by and among Atlas Resource Partners, L.P., Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, the guarantors named therein and Wells Fargo Bank, National Association.

10.1	Escrow Agreement dated as of July 30, 2013, by and among Atlas Resource Escrow Corporation and Wells Fargo Bank, National Association, as trustee and escrow agent.

10.2	Registration Rights Agreement dated as of July 31, 2013, by and among Atlas Resource Partners, L.P., Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, the guarantors named therein and Deutsche Bank Securities, Inc., for itself and on behalf of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Resource Partners, L.P. By: Atlas Resource Partners GP, LLC, its general partner

Date: August 2, 2013		/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer